EXHIBIT 10.6

250 RODEO PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) is entered into as of October 14, 2005 by and between 250 RODEO, INC. a Delaware corporation (“Pledgor”) and BANK OF AMERICA, N.A. (“Secured Party”).

RECITALS

A. Pursuant to that certain Letter Loan Agreement dated as of August 31, 2005 between Tracinda Corporation, a Nevada corporation (the “Company”) and the Secured Party (as amended, restated or supplemented or otherwise modified from time to time, the “Letter Agreement”), the Secured Party has agreed to extend credit facilities to the Company on the terms and conditions set forth therein. Unless otherwise defined herein, capitalized terms used herein are used with the same defined meanings given in the Letter Agreement.

B. Pursuant to Section 1(g)(v) of the Letter Agreement, if on any date the Effective Amount of all Credit Extensions exceeds, or after giving effect to any proposed Credit Extension would be, $200,000,000 or more, the Company and Pledgor shall, subject to regulatory approval (such approval to be obtained by the Company and Pledgor within 60 days of Credit Extensions equaling or exceeding $200,000,000), grant to the Lender a first priority security interest in all GM Stock owned by the Company and 250 Rodeo. The Pledgor has notified the Secured Party that it is requesting a Credit Extension that will result in the Effective Amount exceeding $200,000,000.

C. The Pledgor is a majority-owned Subsidiary of the Company.

D. The Pledgor has executed and delivered to the Secured Party a continuing guaranty dated as of August 31, 2005 (as amended from time to time, the “250 Rodeo Guaranty”) guarantying the Obligations of the Company under the Letter Agreement.

E. The parties hereto desire that the Pledgor pledge all of the General Motors Corporation stock owned from time to time by Pledgor to the Secured Party to secure the Obligations under all the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the above Recitals, to induce the Secured Party to extend credit to the Company under the Letter Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Secured Party hereby agree as follows:

1. Definitions. Terms defined in the Letter Agreement and not otherwise defined in this Agreement shall have the meanings given those terms in the Letter Agreement as though set forth herein in full. The following terms shall have the meanings respectively set forth after each:

“Certificates” means all certificates, instruments or other documents now or hereafter representing or evidencing any Pledged Securities.

“Designated Stock” means (i) any and all GM Stock owned by the Pledgor listed on Exhibit A hereto; (ii) all additional shares of GM Stock from time to time acquired by the Pledgor in any manner; (iii) any and all securities now or hereafter issued in substitution, exchange or replacement therefor, or with respect thereto; and (iv) and any and all equity interests and the Certificates or other written evidences representing such equity interests and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining thereto now or hereafter acquired by the Pledgor in GM Stock.

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“Issuers” means the issuers of, or obligors on, any Pledged Collateral (individually, an “Issuer”).

“Pledged Collateral” means (i) any and all Pledged Securities; (ii) all Certificates representing or evidencing Pledged Securities; (iii) any and all securities now or hereafter issued in substitution, exchange or replacement of any of the foregoing, or with respect to any of the foregoing; (iv) any and all rights, options to purchase, sell or convert any of the foregoing; and any warrants, options, puts, calls, rights, preferences, privileges or other rights to subscribe to or acquire any of the foregoing; (v) any of the foregoing delivered to or coming into the possession (actual or constructive), custody or control of the Secured Party or any Affiliate of the Secured Party in any manner or for any purpose whatever during the existence of this Agreement, including without limitation, held in the account or accounts listed on Exhibit A attached hereto, or written evidences representing such equity interests and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining thereto, and (vi) any and all proceeds and products of any of the foregoing, and any and all collections, dividends (whether in cash, stock or otherwise), distributions, redemption payments, liquidation payments, interest or premiums with respect to any of the foregoing.

“Pledged Securities” means (i) any and all Designated Stock; (ii) any and all other property of the Pledgor now or hereafter pledged to the Secured Party or an Affiliate of the Secured Party for and on behalf of Secured Party; (iii) all Eligible Investments; (iv) all forms of common, preferred or other capital stock; (v) all forms of bonds, notes, debentures or other evidence of indebtedness; and (vi) all forms of partnership interests, investments, joint venture interests, trust units, mutual fund shares or other evidence of shares or participations in any investment; in each case whether or not in a brokerage account, delivered to, and/or in the possession of, the Secured Party or an Affiliate of the Secured Party, or described on any attached exhibit hereto.

“Secured Party” means Bank of America, N.A.

2. Creation of Security Interest.

2.1 Pledge of Pledged Collateral. The Pledgor hereby pledges, and grants to Secured Party a security interest in and to, all Pledged Collateral, together with all products, proceeds, dividends, redemption payments, liquidation payments, cash, instruments and other property, and any and all rights, titles, interests, privileges, benefits and preferences appertaining or incidental to the Pledged Collateral. The security interest and pledge created by this Section 2.1 shall continue in effect so long as any Obligation is owed to Secured Party.

2.2 Delivery of Certain Pledged Collateral. The Pledgor shall cause to be pledged and delivered to the Secured Party all Certificates and all documentary evidence of any collateral therefor along with certificates evidencing the Pledged Securities. The Pledgor shall, upon obtaining any additional shares of any Designated Stock or any other securities constituting Pledged Securities, promptly deliver to the Secured Party any and all Certificates representing or evidencing the same. Additional Pledged Collateral may from time to time be delivered to the Secured Party by agreement between Secured Party and the Pledgor as Collateral hereunder, whether or not set forth on any exhibit hereto. All Certificates at any time delivered to the Secured Party shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. The Secured Party shall hold all Certificates pledged hereunder unless and until released in accordance with Section 2.3.

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2.3 Release of Pledged Securities. Pledged Securities that are required to be released from the pledge and security interest created by this Agreement pursuant to the Letter Agreement shall be so released by the Secured Party promptly following the Secured Party’s receipt of written request therefor by the Pledgor specifying the basis for which release is requested and such further certificates or other documents as the Secured Party reasonably shall request in its discretion to confirm that such release is permitted by the Letter Agreement and to confirm Secured Party’s replacement lien, if any, on appropriate collateral.

3. Security for Obligations. This Agreement and the pledge and security interests granted herein secure the prompt payment, in full in cash, and full performance of, all Obligations, whether for principal, interest, fees, expenses or otherwise, including, without limitation, all Obligations of the Pledgor now or hereafter existing under this Agreement, and all interest that accrues on all or any part of any of the Obligations after the filing of any petition or pleading against the Pledgor or any other Person for a proceeding under any bankruptcy or debtor relief law.

4. Representations and Warranties.

4.1 Incorporation of Terms. This Agreement is one of the Loan Documents referred to in the Letter Agreement. All provisions contained in the Letter Agreement that are specifically stated to be applicable to the Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference as though set forth in full.

4.2 Representations and Warranties of Pledgor. The Pledgor represents, warrants and agrees that: (i) the Pledged Collateral is duly and validly issued, fully paid and nonassessable and duly and validly pledged with the Secured Party in accordance with law, and the Pledgor agrees to defend the Secured Party’s right, title and interest in and to the Pledged Collateral against the claims and demands of all persons whomsoever; (ii) it has good title to all of the Pledged Collateral, free and clear of all claims, security interests, mortgages, pledges, liens and other encumbrances of every nature whatsoever except to or in favor of the Secured Party and that it has the right to pledge the Pledged Collateral as herein provided; (iii) each Certificate is issued in the name of Pledgor; (iv) each Certificate has attached thereto a stock power duly signed in blank by an appropriate officer of Pledgor; (v) the security interest in the Pledged Collateral created hereby constitutes a first, prior, and indefeasible security interest with respect to such collateral; (vii) the possession by the Secured Party of the Certificates representing the Pledged Securities will perfect the Secured Party’s interest therein; and (viii) it shall provide such additional endorsements, forms and writings and execute all documents and take such other action as the Secured Party deems necessary to create and perfect a security interest in the Pledged Collateral as the Secured Party may at any time reasonably request in connection with the administration or enforcement of this Agreement or the administration of the Pledged Collateral.

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5. Further Assurances. The Pledgor agrees that at any time, and from time to time, at its own expense the Pledgor will promptly execute, deliver and file or record all further financing statements, instruments and documents, and will take all further actions, including, without limitation, requesting any Issuer, to so execute, deliver, file or take other actions, that may be necessary or desirable, or that the Secured Party reasonably may request, in order to perfect and protect any pledge or security interest granted hereby or to enable the Secured Party to exercise and enforce Secured Party’s rights and remedies hereunder with respect to any Pledged Collateral and to preserve, protect and maintain the Pledged Collateral and the value thereof, including, without limitation, payment of all taxes, assessments and other charges imposed on or relating to the Pledged Collateral. The Pledgor hereby consents and agrees that the Issuers of, or obligors on, the Pledged Collateral, or any registrar or transfer agent or trustee for any of the Pledged Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of the Secured Party to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other Person to such Issuers or such obligors or to any such registrar or transfer agent or trustee.

6. Voting Rights; Dividends; etc. So long as no Event of Default under the Letter Agreement occurs and remains continuing:

6.1 Voting Rights. The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Letter Agreement, or the other Loan Documents; provided, however, that the Pledgor shall not exercise, or shall refrain from exercising, any such right if it would result in a Default or an Event of Default.

6.2 Dividend and Distribution Rights. The Pledgor shall be entitled to receive and to retain and use only those dividends or distributions paid to the Pledgor with respect to the Pledged Securities as permitted under the terms of the Letter Agreement; provided, however, that any and all such dividends or distributions received in the form of capital stock shall be, and the Certificates representing such capital stock forthwith shall be delivered to the Secured Party to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property of the Pledgor, and forthwith be delivered to the Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

7. Rights During Event of Default. When an Event of Default has occurred and is continuing:

7.1 Voting, Dividend, and Distribution Rights. At the option of the Secured Party, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6.1 above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 6.2 above, shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions. The Secured Party shall give notice thereof to the Pledgor; provided, however, that (i) neither the giving of such notice nor the receipt thereof by the Pledgor shall be a condition to exercise of any rights of Secured Party hereunder, and (ii) Secured Party shall incur no liability for failing to give such notice.

7.2 Dividends and Distributions Held in Trust. All dividends and other distributions which are received by the Pledgor contrary to the provisions of the Letter Agreement or this Agreement shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor, and forthwith shall be paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

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7.3 Irrevocable Proxy. The Pledgor hereby revokes all previous proxies with regard to the Pledged Securities and appoints the Secured Party as its proxyholder to attend and vote at any and all meetings of the shareholders of the corporations which issued the Pledged Securities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of such corporations executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if the Pledgor had personally attended the meetings or had personally voted its shares or had personally signed the written consents; provided, however, that the proxyholder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default under the Letter Agreement, and that the Secured Party shall have instructed the proxyholder to exercise voting rights with respect to the Pledged Securities or any of them. The Pledgor hereby authorizes the Secured Party to substitute another person as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation. This proxy is coupled with an interest and is irrevocable until such time as all Obligations have been paid and performed in full.

8. Transfers and Other Liens. The Pledgor agrees that, except as specifically permitted under the Loan Documents, it will not (i) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for liens in favor of Secured Party, or (iii) take any action with respect to the Pledged Collateral which is inconsistent with the provisions or purposes of this Agreement or any other Loan Document.

9. Secured Party May Perform Obligations: If the Pledgor fails to perform any Obligation contained herein, the Secured Party may, but without any obligation to do so and without notice to or demand upon the Pledgor, perform the same and take such other action as Secured Party may deem necessary or desirable to protect the Pledged Collateral or Secured Party’s security interests therein, Secured Party being hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest and compromise any lien which in the reasonable judgment of Secured Party appears to be prior or superior to Secured Party’s security interests, and in exercising any such powers and authority to pay necessary expense, employ counsel and pay reasonable attorneys’ fees. The Pledgor hereby jointly and severally agrees to repay immediately upon demand all sums so expended by Secured Party, together with interest from the date of expenditure at the rates provided for in the Letter Agreement. The Secured Party shall not be under any duty or obligation to (i) preserve, maintain or protect the Pledged Collateral or any of the Pledgor’s rights or interest therein, (ii) exercise any voting rights with respect to the Pledged Collateral, whether or not an Event of Default has occurred or is continuing, or (iii) make or give any notices of default, presentments, demands for performance, notices of nonperformance or dishonor, protests, notices of protest or notice of any other nature whatsoever in connection with the Pledged Collateral on behalf of the Pledgor or any other Person having any interest therein; and Secured Party do not assume and shall not be obligated to perform the obligations of the Pledgor, if any, with respect to the Pledged Collateral.

10. Reasonable Care. The Secured Party shall in all events (and without restriction on the limitations on liability of the Secured Party contained herein) be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially similar to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (i) ascertaining or taking action

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with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

11. Events of Default and Remedies.

11.1 Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default under the Letter Agreement, the Pledgor shall be in default hereunder and Secured Party shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Secured Party may have under this Agreement and under applicable law or in equity, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any such jurisdiction, and in addition the following rights and remedies, all of which may be exercised with or without further notice to Pledgor:

(a) to notify any Issuer of or obligors on any Pledged Collateral, that the same has been pledged to Secured Party and that all dividends and other payments thereon are to be made directly and exclusively to the Secured Party; to renew, extend, modify, amend, accelerate, accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate, on terms acceptable to the Secured Party, in whole or in part, the Pledged Collateral and any amounts owing thereon or any guaranty or security therefor; to enter into any other agreement relating to or affecting the Pledged Collateral; and to give all consents, waivers and ratification with respect to the Pledged Collateral and exercise all other rights (including voting rights), powers and remedies and otherwise act with respect thereto as if the Secured Party were the owner thereof;

(b) to enforce payment and prosecute any action or proceeding with respect to any and all of the Pledged Collateral and take or bring, in Secured Party’s names or in the name of the Pledgor, all steps, actions, suits or proceedings deemed by the Secured Party necessary or desirable to effect collection of or to realize upon the Pledged Collateral;

(c) in accordance with applicable law, to take possession of and operate or control the Pledged Collateral with or without judicial process;

(d) to endorse, in the name of the Pledgor, all checks, notes, drafts, money orders, instruments and other evidences of payment relating to the Pledged Collateral;

(e) to transfer any or all of the Pledged Collateral into the name of the Secured Party or its nominee or nominees; and

(f) in accordance with applicable law, to foreclose the liens and security interests created under this Agreement or under any other agreement relating to the Pledged Collateral by any available judicial procedure or without judicial process, and to sell, assign or otherwise dispose of the Pledged Collateral or any part thereof, either at public or private sale or at any broker’s board or securities exchange, in lots or in bulk, for cash, on credit or on future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to the Secured Party; all at the sole option of and in the sole discretion of the Secured Party.

11.2 Appointment of a Receiver. Upon the occurrence and during the continuance of an Event of Default, Secured Party also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court (and the Pledgor hereby expressly consents upon the

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occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of an security for the Obligations, to take possession of the Pledged Collateral or any part thereof and to exercise the proxy granted to Secured Party under Section 7.3. Taking possession of the Pledged Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

11.3 Notice of Sale. The Secured Party shall give Pledgor at least five (5) days’ written notice of sale of all or any part of the Pledged Collateral. Any sale of the Pledged Collateral shall be held at such time or times and at such place or places as Secured Party may determine in the exercise of its sole and absolute discretion. Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of Obligations) for and purchase for the account of Secured Party or any nominee of Secured Party the whole or any part of the Pledged Collateral. Secured Party shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. Secured Party may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

11.4 Public Sales. (a) In the event the Secured Party is permitted to sell any of the Pledged Collateral pursuant to Section 11.1, upon the written request of the Secured Party, the Pledgor:

(i) unless in the opinion of counsel for the Secured Party such registration is not required, will use its best efforts to cause to become effective under the Securities Act of 1933, as amended and as from time to time in effect and the rules and regulations thereunder (the “Securities Act”), a registration statement or statements relating to any or all of the Pledged Collateral and will use its best efforts to keep effective each such registration and cause to be filed such post-effective amendment or amendments to each such registration statement (including any amended or supplemented prospectuses required by the Securities Act) as may be appropriate to permit the sale or other disposition of any of the Pledged Collateral pursuant to this Agreement at such time and on such terms as the Secured Party may determine;

(ii) will use best efforts to cause to be furnished to the Secured Party such number of copies as the Secured Party may reasonably request of each preliminary prospectus and prospectus, will promptly notify the Secured Party of the happening of any event as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of then existing circumstances and will use best efforts to cause the Secured Party to be furnished with such number of copies as the Secured Party may reasonably request of such supplement to or amendment of such prospectus as is necessary to eliminate such untrue statement or supply such omission;

(iii) will use best efforts to cause each Issuer to and will itself to the extent permitted by law, indemnify, defend and hold harmless the Secured Party from and against all losses, liabilities, expenses or claims (including legal expenses and the reasonable costs of investigation) which Secured Party may incur, under the Securities Act or otherwise, insofar as such losses, liabilities, expenses or claims arise out of or are based upon any alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto) or in any preliminary prospectus or prospectus (or any amendment or supplement thereto), or arise out of or are based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except to the extent that any such losses, liabilities, expenses or claims arise solely out of or are based upon any such alleged untrue

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statement made or such alleged omission to state a material fact with respect to information furnished by a Secured Party and included in any such document on the written authority of the Secured Party;

(iv) will use its best efforts to have qualified, filed or registered any of the Pledged Collateral under the “Blue Sky” or other securities laws of such jurisdictions as may be reasonably requested by the Secured Party and will use best efforts to cause to be kept effective all such qualifications, filings and registrations;

(v) will, if the offering pursuant to any registration statement is, at the written request of the Secured Party, to be made through underwriters, itself, if requested by such underwriters, enter, and use best efforts to cause the Issuer to enter, into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, its officers and directors and each person who controls such underwriters within the meaning of the Securities Act to the same extent as hereinbefore provided with respect to the indemnification of the Secured Party;

(vi) will provide (if available) at its expense, provided such insurance is available at commercially reasonable rates, a policy or policies of such insurer or insurers satisfactory to the Secured Party, in substance indemnifying and holding harmless to the extent of 100% of the contemplated aggregate public offering price of the Pledged Collateral, the Secured Party, each underwriter who may be participating in such sale, and each other person referred to as being insured under such policy or policies, from and against any and all losses, liabilities, claims, damages and expenses, joint or several, to which any of the assured may become subject under the Securities Act, or any other statute or common law, arising out of or based on the ground that any preliminary prospectus, prospectus or registration statement relating to such sale includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii) will use best efforts to take or cause to be taken all requisite action in connection with any declaration of, registration with, or approval of any other governmental official or authority (in addition to that provided for above) before such Pledged Collateral may be transferred or sold by the Secured Party;

(viii) will use best efforts to cause the Secured Party to be kept advised in writing as to the progress of each registration, qualification or compliance pursuant to clauses (i), (iv) or (vii) above and as to the completion thereof;

(ix) will do any and all other acts and things which may be reasonably necessary or advisable to enable the Secured Party to consummate any proposed sale or other disposition of any of the Pledged Collateral pursuant to this Agreement; and

(x) will bear all costs and expenses of carrying out its obligations hereunder. The Pledgor agrees that promptly upon the written request of the Secured Party it will use its best efforts to cause to be withdrawn from registration or, if the registration statement has been declared effective, to be deregistered any of the Pledged Collateral the Secured Party requests be withdrawn or deregistered.

(b) The Pledgor agrees that the Secured Party shall have the right, at any time when in the Secured Party’s sole and exclusive judgment exercised in good faith, the Secured Party is, or might be deemed to be, a controlling person of the Issuer (i) to participate in the preparation of such registration

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statement and to require the insertion therein of material which in its judgment, as aforesaid, should be included; (ii) the Pledgor’s expense, to retain counsel and/or independent public accountants to assist it in such participation; and (iii) at the Pledgor’s expense, to receive an opinion or opinions of counsel and a letter or letters from independent public accountants, addressed to the Secured Party, to the same effect as any such opinion and letter delivered to the Pledgor, the Issuer or any underwriter in connection with such registration and sale. If any such registration statement refers to the Secured Party by name or otherwise, then, the Secured Party shall have the right to require (A) the insertion therein of language, in form and substance satisfactory to it, to the effect that its relationship to the Pledgor or the Issuer is not to be construed as a recommendation by Secured Party of the investment quality of the Issuer’s securities covered thereby and does not imply that it will assist in meeting any future financial requirements of the Pledgor or the Issuer, or (B) in the event that such reference to it by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to it.

(c) The Pledgor agrees that it will give the Secured Party prompt written notification of (i) the filing of any registration statement pursuant to Section 12 of the 1934 Act (a “1934 Act Registration Statement”) relating to any class of equity securities of any Issuer, and (ii) the effectiveness of such Registration Statement and the number of shares of such class of equity securities outstanding at the time such Registration Statement becomes effective, in order that the Secured Party may be in a position to file any required statements under the 1934 Act or the Securities Act. The Pledgor further agrees that it will (A) at its expense, upon Secured Party’s written request, use best efforts to cause the Issuer to file a 1934 Act Registration Statement relating to any class of equity securities of the Issuer then held by Secured Party; (B) use best efforts to cause the Issuer to file all reports required by Section 13 of the 1934 Act within the time periods specified therein or any extension thereof granted by the Securities and Exchange Commission pursuant to Rule 12b-25 or any other comparable rule under the 1934 Act; and (C) use best efforts to cause the Issuer to furnish to Secured Party any information which the Secured Party may reasonably required for the purpose of completing Form 144, or any other comparable form, in connection with any proposed sale by Secured Party pursuant to Rule 144 under the Securities Act, as then in effect, or any other comparable rule, of any of the Pledged Collateral.

(d) In the event that any action required to be taken by Pledgor under Subsection 11.4(a)(i), (ii), (iv), (vi), (vii) or (viii), or under Subsection 11.4(b)(i), (i) or (iii) or under Subsection 11.4(c) involves the incurring of costs and expenses by any Issuer, it is understood and agreed that Pledgor shall not be required to take such action unless it shall have available to it funds in amounts sufficient to reimburse the Issuer for such costs and expenses to be incurred by the Issuer. Funds shall be deemed available to the Pledgor for the foregoing purposes if the Secured Party are willing to advance funds to the Pledgor for such purposes on substantially the same terms and conditions as the loans evidenced by the Note; provided, however, the provisions of this paragraph shall not in any way constitute a commitment on the part of the Secured Party to provide such funds.

11.5 Private Sales. (a) Whether or not any of the Pledged Collateral has been effectively registered under the Securities Act of 1933 or other applicable laws, the Secured Party may, in its sole and absolute discretion, sell all or any part of the Pledged Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable.

(b) Without limiting the generality of the foregoing, in any such event the Secured Party, in its sole and absolute discretion:

(i) may proceed to make such private sale notwithstanding that a registration statement for the purposes of registering such Pledged Collateral or such part thereof shall have been filed under such Securities Act;

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(ii) may approach and negotiate with a restricted number of potential purchasers to effect such sale; and

(iii) may restrict such sale to purchasers as to their number, nature of business and investment intention including, without limitation, to purchasers each of whom will represent and agree to the satisfaction of the Secured Party that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral or any part thereof, it being understood that the Secured Party may require the Pledgor, and the Pledgor hereby agrees upon the written request of the Secured Party, to cause: (A) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the Pledged Collateral represented thereby have not been registered under the Securities Act and setting forth or referring to restrictions on the transferability of such securities; (B) the issuance of stop transfer instructions to the Issuer’s transfer agent, if any, with respect to the Pledged Collateral, or, if the Issuer transfers its own securities, a notation in the appropriate records of the Issuer; (C) to be obtained from the purchasers a signed written agreement that the Pledged Collateral will not be sold without registration or other compliance with the requirements of the Securities Act; and (D) to be delivered to the purchasers a signed written agreement of the Pledgor and the Issuer that such purchasers shall be entitled to the rights of the Secured Party pursuant to this Section 11.

(c) In the event of any such sale, the Pledgor does hereby consent and agree that the Secured Party shall not incur any responsibility or liability for selling all or any part of the Pledged Collateral at a price which the Secured Party, in its sole and absolute discretion, may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration as aforesaid. In such event, (A) the sale shall be deemed to be commercially reasonable in all respects, (B) the Pledgor shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (C) the Secured Party shall not incur any liability or responsibility to the Pledgor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. The Pledgor recognizes that a ready market may not exist for Pledged Collateral which is not regularly traded on a recognized securities exchange, and that a sale by the Secured Party of any such Pledged Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of Pledged Collateral or Pledged Collateral that is privately traded.

11.6 Title of Purchasers. Upon consummation of any sale of Pledged Collateral pursuant to this Section 11, the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the Pledged Collateral sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Secured Party shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by the Secured Party, and any Pledged Collateral so sold may be retained by the Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. The Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Pledged Collateral so sold, and, in case of any such failure, the Pledged Collateral may be sold again upon like notice.

11.7 Disposition of Proceeds of Sale. The cash proceeds resulting from the collection, liquidation, sale or other disposition of the Pledged Collateral shall be applied, first, to the reasonable

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costs and expenses (including reasonable attorneys’ fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Pledged Collateral, and the like; second, to the satisfaction of all Obligations, with application as to any particular Obligations to be in the order set forth in the Letter Agreement or other Loan Documents; and, third, to all other indebtedness secured hereby in such order and manner as Secured Party in its sole and absolute discretion may determine.

12. Rights Cumulative. The rights, powers and remedies provided herein in favor of the Secured Party shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other rights and remedies in favor of the Secured Party existing at law or in equity including, without limitation, all of the rights, powers and remedies available to a bank under the provisions of the Uniform Commercial Code as adopted in any appropriate jurisdiction. The Pledgor shall indemnify and save harmless the Secured Party from and against any liability or damage which it may incur in the exercise and performance of any of its rights, powers and remedies set forth herein.

13. No Waiver, Etc. No delay on the part of the Secured Party in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Secured Party and the Pledgor.

14. Obligations Absolute. The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor or the Issuer; (b) any exercise or non-exercise, or any waiver, by Secured Party of any rights, remedy, power or privilege under or in respect of the Obligations, the Letter Agreement or any Note, or any security for any of the Obligations (other than this Agreement); or (c) any amendment to or modification of the Obligations, the Letter Agreement or any Note or any security for any of the Obligations (other than this Agreement); whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

15. Release of Collateral. After the payment in full of all of the Obligations, the Secured Party shall promptly return to the Pledgor all of the Pledged Collateral and all other property and cash which have not been used or applied toward the payment in full of the Obligations.

16. Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement in connection with the Obligations, whether or not executed by the Pledgor, but each and every term and condition hereof shall be in addition thereto.

17. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

18. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19. Governing Law and Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of California; provided that the Secured Party shall retain all rights arising under Federal law.

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(b) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the state of California or of the United States for the Central District of California, and by execution and delivery of this Agreement, each party hereto consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each party hereto or thereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement. Each party hereto or thereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by California law.

20. Subscription Rights. The Secured Party shall not be under any obligation to exercise or to give the Pledgor notice of any subscription rights or privileges, any rights to exchange, convert or redeem or any other rights or privileges relating to any of the Pledged Collateral.

21. Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and thereto, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

22. Attorneys’ Fees. The Pledgor shall reimburse the Secured Party for all costs, expenses or disbursements (including reasonable attorneys’ fees) incurred in exercise of any right, power or remedy conferred by this Agreement or in the enforcement hereof and such costs, expenses and disbursements shall be included in the Obligations secured hereunder.

23. Incorporation of Suretyship Provisions and Waivers. The attached Exhibit B, “Suretyship Provisions and Waivers,” is hereby incorporated by this reference as though set forth in full.

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed as of the date first above written.

“Pledgor”

250 RODEO, INC.

By	/s/ ANTHONY L. MANDEKIC
Name	Anthony L. Mandekic
Title	Secretary/Treasurer

BANK OF AMERICA, N.A.

By:	/s/ WILLIAM S. NEWBY
Name:	William S. Newby
Title:	Managing Director

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EXHIBIT A

DESIGNATED STOCK OWNED BY PLEDGOR

Name of Issuer and State of Incorporation	Number of Shares	Type of Shares	Certificate Numbers
General Motors Corporation, a Delaware corporation

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EXHIBIT B

SURETYSHIP PROVISIONS AND WAIVERS

1. Waivers and Consents. The Pledgor acknowledges that the liens created or granted herein will secure obligations of Persons other than the Pledgor and, in full recognition of that fact, the Pledgor consents and agrees that Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof:

(a) supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

(b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

(c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof;

(d) accept partial payments on the Obligations;

(e) receive and hold additional security or guaranties for the Obligations or any part thereof;

(f) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Secured Party in its sole and absolute discretion may determine;

(g) release any Person or any guarantor from any personal liability with respect to the Obligations or any part thereof;

(h) settle, release on terms satisfactory to Secured Party or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and

(i) consent to the merger, change or any other restructuring or termination of the corporate existence of the Company or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of the Pledgor or the continuing existence of any lien hereunder, under any other Loan Document to which the Pledgor is a party or the enforceability hereof or thereof with respect to all or any part of the Obligations.

Upon the occurrence of and during the continuance of any Event of Default, Secured Party may enforce this Agreement independently as to the Pledgor and independently of any other remedy or security Secured Party at any time may have or hold in connection with the Obligations, and it shall not be necessary for Secured Party to marshal assets in favor of the Pledgor or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement. The Pledgor expressly waives any right to require Secured Party to marshal assets in favor of the Pledgor or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that Secured Party may proceed against any Persons and/or collateral in such order as it shall determine in its sole and absolute discretion. Secured Party may file a separate action or actions against

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the Pledgor, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. The Pledgor agrees that Secured Party, the Pledgor and any other Person may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement. Secured Party’s rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of the Company, the Pledgor or any other Person, or otherwise, all as though such amount had not been paid. The liens created or granted herein and the enforceability of this Agreement at all times shall remain effective to secure the full amount of all the Obligations including, without limitation, the amount of all loans and interest thereon at the rates provided for in the Letter Agreement and the notes thereunder, even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against the Company or any other Person and whether or not such Loan Party or any other Person shall have any personal liability with respect thereto. Subject to the terms of the Pledge Agreement to which this Exhibit is attached, the Pledgor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of the Company or any other Person with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of the Company or any other Person (other than by reason of the full payment and performance of all Obligations), (d) any failure of Secured Party to marshal assets in favor of the Pledgor or any other Person, (e) any failure of Secured Party to give notice of sale or other disposition to the Pledgor or any other Person or any defect in any notice that may be given in connection with any sale or disposition, (f) any act or omission of Secured Party or others that directly or indirectly results in or aids the discharge or release of the Company, the Pledgor or any other Person or the Obligations or any other security or guaranty therefor by operation of law or otherwise, (g) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (h) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (i) the election by Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (j) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code, (k) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (l) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (m) the avoidance of any lien in favor of Secured Party for any reason, or (n) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding. The Pledgor shall not have any right of subrogation, contribution, reimbursement or indemnity, and the Pledgor expressly waives any right to enforce any remedy that Secured Party now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any other security now or hereafter held by the Secured Party. The Pledgor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations.

2. Condition of Company. The Pledgor represents and warrants to Secured Party that it has established adequate means of obtaining from the Company on a continuing basis, financial and other

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information pertaining to the businesses, operations and condition (financial and otherwise) of the Company and its properties, and the Pledgor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the Company and its properties. The Pledgor hereby expressly waives and relinquishes any duty on the part of Secured Party to disclose to it any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of the Company or its properties, whether now known or hereafter known by Secured Party during the life of this Agreement. With respect to any of the Obligations, Secured Party need not inquire into the powers of the Company or the officers or employees acting or purporting to act on its behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

3. Waiver of Rights of Subrogation. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which the Pledgor is a party, Pledgor hereby waives with respect to the Company and its successors and assigns and any other Person (including any surety) any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which the Pledgor may have or hereafter acquire against the Company or any other party in connection with or as a result of the Pledgor’s execution, delivery and/or performance of this Agreement or any other Loan Document to which the Pledgor is a party. The Pledgor agrees that it shall not have or assert any such rights against the Company or its successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against the Pledgor by the Company (as borrower or in any other capacity) or any other Person. The Pledgor hereby acknowledges and agrees that this waiver is intended to benefit the Secured Party and shall not limit or otherwise affect the Pledgor’s liability hereunder, under any other Loan Document to which the Pledgor is a party, or the enforceability hereof or thereof.

4. Understandings with Respect to Waivers and Consents. The Pledgor warrants and agrees that each of the waivers and consents set forth herein is made with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which the Pledgor otherwise may have against the Company, Secured Party or others, or against collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

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